UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2009

NATIONAL SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its Charter)

Texas	000-28745	86-0837077
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

8361 E. Evans Road, Suite 106,  Scottsdale, AZ 85260

(Address of principal executive offices, including zip code)

(480) 948-8324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 30, 2009, Michael A. Grollman submitted his resignation as Chairman and Chief Executive Officer of the Company, in order to pursue other career opportunities. He will remain involved with the Company as a strategic consultant, Director and Chief Technology Officer. Mr. Grollman’s resignation was effective April 30, 2009.

On May 4, 2009, Gregory F. Szabo, a Director of the Company, was appointed by the Board of Directors of the Company to assume the responsibilities as Chief Executive Officer and Chairman, on an acting basis.

Also on May 4, 2009, Graham L Clark, the Company’s President, Secretary and Director, was appointed by the Board of Directors of the Company to assume the responsibilities of Chief Financial Officer, on an acting basis.

Mr.  Szabo joined the Company’s Board on October 1, 2003 as an outside Director. Mr. Szabo serves on the Board’s Audit and Compensation Committees.

Mr. Clark has been a Director since August of 2002, and became Corporate Secretary in January of 2003. Mr. Clark was named President of the Company in September of 2003.

Mr. Grollman first became Chief Operations Officer in October of 2000. Mr. Grollman was named President in April of 2001, Chief Executive Officer in January of 2002, Chairman of the Board in December of 2002, and Acting Chief Financial Officer in June of 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL SCIENTIFIC CORPORATION

Date: May 4, 2009	By:	/s/ Graham L. Clark
Graham L. Clark President, Secretary and Acting Chief Financial Officer